UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

98-0399476
(I.R.S. Employer Identification Number)

1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada, V6E 2J3
(604) 682-9775
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Amir Adnani
President and Chief Executive Officer
1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada, V6E 2J3
(604) 682-9775

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholders named herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share, being offered for resale by certain selling securityholders	752,320	$1.11	$835,075.20	$84.09

(1)       Estimated in accordance with Rule 457(c) of the United States Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant's Common Stock on the NYSE MKT on November 10, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The securityholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion

URANIUM ENERGY CORP.

752,320 Shares of Common Stock

This prospectus relates to the resale of up to 752,320 shares of common stock of Uranium Energy Corp. (the "Company") that may be offered and sold, from time to time, by the selling securityholders identified in this prospectus. These shares consist of up to 752,320 shares of common stock issued by the Company pursuant to an Amended and Restated Credit Agreement dated March 13, 2014 (the "Amended and Restated Credit Agreement").

The transactions pursuant to which the Company issued these shares to the selling securityholders are described in this prospectus under "Selling Securityholders."

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling securityholders. We will not receive any of the proceeds from the sale of those shares.

Our common stock is traded on the NYSE MKT under the symbol "UEC." On November 10, 2015, the last reported sales price for our common stock on the NYSE MKT was $1.10 per share.

See "Risk Factors" beginning on page 4 of this prospectus for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2015.

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You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized anyone to give you information different from that contained in this prospectus, any related prospectus supplement or such incorporated documents. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus does not contain all the information provided in the registration statement we filed with the United States Securities and Exchange Commission (the "SEC"). For further information about us or our securities offered hereby, you should refer to that registration statement which you can obtain from the SEC as described below under "Incorporation of Certain Information by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, "we", "us", "our", "UEC", "our company" or "our Company" refers to Uranium Energy Corp. and all of its subsidiaries and affiliated companies. References to the "SEC" refer to the U.S. Securities and Exchange Commission.

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OFFERING SUMMARY
The Issuer:	Uranium Energy Corp.

The Selling Securityholders:

The selling securityholders (each a "Selling Securityholder") are comprised of the holders of the common stock which were issued pursuant to the Amended and Restated Credit Agreement dated March 13, 2014. The Selling Securityholders are named in this prospectus under "Selling Securityholders".

Shares Offered by the Selling Securityholders:

The Selling Securityholders are offering up to an aggregate of 752,320 shares of our common stock comprised of up to 752,320 shares of common stock issued pursuant to the Amended and Restated Credit Agreement.

Offering Price:

The Selling Securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time, either directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares may be sold on the NYSE MKT, or on any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

Use of Proceeds:

We will not receive any of the proceeds from the sale of any of the 752,320 previously-issued shares of common stock by the Selling Securityholders. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:

Our common stock is listed for trading on the NYSE MKT under the symbol "UEC". On November 10, 2015 the high and low prices for one share of our common stock on the NYSE MKT were $1.13 and $1.08, respectively; the closing price for one share of our common stock on the NYSE MKT on that date was $1.10.

Outstanding Shares of Common Stock:	There were 99,196,704 shares of common stock outstanding as of November 10, 2015.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

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RISK FACTORS

Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, before investing in our securities. We have identified the following material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this prospectus. These material risks and uncertainties should be carefully reviewed by our stockholders and any potential investors in evaluating the Company, our business and the market value of our common stock. Furthermore, any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to "Cautionary Note Regarding Forward-Looking Statements".

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any one of these material risks and uncertainties.

Risks Related to Our Company and Business

Evaluating our future performance may be difficult since we have a limited financial and operating history, with significant negative cash flow and accumulated deficit to date. Furthermore, there is no assurance that we will be successful in securing any form of additional financing in the future, therefore substantial doubt exists as to whether our cash resources and working capital will be sufficient to enable the Company to continue its operations over the next twelve months. Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

Uranium Energy Corp. was incorporated under the laws of the State of Nevada on May 16, 2003 and, since 2004, we have been engaged in uranium mining and related activities, including exploration, pre-extraction, extraction and processing on projects located in the United States and Paraguay. In November 2010, we commenced uranium extraction for the first time at our Palangana Mine utilizing in-situ recovery ("ISR") mining and processed those materials at the Hobson Processing Facility into drums of U3O8; our only sales product and source of revenue. We also hold uranium projects in various stages of exploration and pre-extraction in the States of Arizona, Colorado, New Mexico, Texas and Wyoming and the Republic of Paraguay.

We have a history of significant negative cash flow and net losses, with an accumulated deficit balance of $192.0 million at July 31, 2015. Historically, we have been reliant primarily on equity financings from the sale of our common stock and, for Fiscal 2014 and 2013, on debt financing in order to fund our operations. Although we generated revenues from sales of U3O8 during Fiscal 2015, 2013 and 2012 of $3.1 million, $9.0 million and $13.8 million, respectively, with no revenues from sales of U3O8 generated during Fiscal 2014 or for any periods prior to Fiscal 2012, we have yet to achieve profitability or develop positive cash flow from our operations, and we do not expect to achieve profitability or develop positive cash flow from operations in the near term. As a result of our limited financial and operating history, including our significant negative cash flow and net losses to date, it may be difficult to evaluate our future performance.

At July 31, 2015, we had working capital of $6.2 million including cash and cash equivalents of $10.1 million. The continuation of the Company as a going concern is dependent upon our ability to obtain adequate additional financing which we have successfully secured since inception, including those from asset divestitures. However, there is no assurance that we will be successful in securing any form of additional financing in the future, therefore substantial doubt exists as to whether our cash resources and working capital will be sufficient to enable the Company to continue its operations over the next 12 months.

Our reliance on equity and debt financings is expected to continue for the foreseeable future, and their availability, whenever such additional financing is required, will be dependent on many factors beyond our control including, but not limited to, the market price of uranium, the continuing public support of nuclear power as a viable source of electricity generation, the volatility in the global financial markets affecting our stock price and the status of the worldwide economy, any one of which may cause significant challenges in our ability to access additional financing, including access to the equity and credit markets. We may also be required to seek other forms of financing, such as asset divestitures or joint venture arrangements to continue advancing our uranium projects which would depend entirely on finding a suitable third party willing to enter into such an arrangement, typically involving an assignment of a percentage interest in the mineral project.

Our long-term success, including the recoverability of the carrying values of our assets and our ability to acquire additional uranium projects and continue with exploration and pre-extraction activities and mining activities on our existing uranium projects, will depend ultimately on our ability to achieve and maintain profitability and positive cash flow from our operations by establishing ore bodies that contain commercially recoverable uranium and to develop these into profitable mining activities. The economic viability of our mining activities, including the expected duration and profitability of our Palangana Mine and of any future satellite ISR mines, such as our Burke Hollow and Goliad Projects, located within the South Texas Uranium Belt, has many risks and uncertainties. These include, but are not limited to: (i) a significant, prolonged decrease in the market price of uranium; (ii) difficulty in marketing and/or selling uranium concentrates; (iii) significantly higher than expected capital costs to construct the mine and/or processing plant; (iv) significantly higher than expected extraction costs; (v) significantly lower than expected uranium extraction; (vi) significant delays, reductions or stoppages of uranium extraction activities; and (vi) the introduction of significantly more stringent regulatory laws and regulations. Our mining activities may change as a result of any one or more of these risks and uncertainties and there is no assurance that any ore body that we extract mineralized materials from will result in achieving and maintaining profitability and developing positive cash flow.

Our operations are capital intensive, and we will require significant additional financing to acquire additional uranium projects and continue with our exploration and pre-extraction activities on our existing uranium projects.

Our operations are capital intensive and future capital expenditures are expected to be substantial. We will require significant additional financing to fund our operations, including acquiring additional uranium projects and continuing with our exploration and pre-extraction activities which include assaying, drilling, geological and geochemical analysis and mine construction costs. In the absence of such additional financing, we would not be able to fund our operations, including continuing with our exploration and pre-extraction activities, which may result in delays, curtailment or abandonment of any one or all of our uranium projects.

If we are unable to service our indebtedness, we may be faced with accelerated repayments or lose the assets securing our indebtedness. Furthermore, restrictive covenants governing our indebtedness may restrict our ability to pursue our business strategies.

We entered into the Amended and Restated Credit Agreement dated March 13, 2014 (the "Amended Credit Facility") providing for a $20 million senior secured credit facility under which we had drawn down the maximum $20 million in principal as of July 31, 2015 and 2014. The Amended Credit Facility requires monthly interest payments calculated at 8% per annum and other periodic fees, and principal repayments of $1.67 million per month over a 12-month period commencing on July 31, 2016. Our ability to continue making these scheduled payments will be dependent on and may change as a result of our financial condition and operating results. Failure to make any one of these scheduled payments will put us in default with the Amended Credit Facility which, if not addressed or waived, could require accelerated repayment of our indebtedness and/or enforcement by the lenders against certain assets securing our indebtedness. The Amended Credit Facility is secured against the lease and related rights comprising our Hobson Processing Facility and the mineral and related rights comprising our Goliad Project. These are key assets on which our business is substantially dependent and, as such, the enforcement against any one or all of these assets would have a material adverse effect on our financial condition and operating results.

Furthermore, the Amended Credit Facility includes restrictive covenants that, among other things, limit our ability to sell the assets securing our indebtedness or to incur additional indebtedness other than permitted indebtedness, which may restrict our ability to pursue certain business strategies from time to time. If we do not comply with these restrictive covenants, we could be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness and/or enforcement by the lenders against certain key assets securing our indebtedness.

Our uranium extraction and sales history is limited, with our uranium extraction to date originating from a single uranium mine. Our ability to continue generating revenue is subject to a number of factors, any one or more of which may adversely affect our financial condition and operating results.

We have a limited history of uranium extraction and generating revenue. In November 2010, we commenced uranium extraction at a single uranium mine, the Palangana Mine, which has been our sole source for the U3O8 sold to generate our revenues from sales of U3O8 during Fiscal 2015, 2013 and 2012 of $3.1 million, $9.0 million and $13.8 million, respectively, with no revenues from sales of U3O8 generated during Fiscal 2014 or for any periods prior to Fiscal 2012.

During Fiscal 2015, uranium extraction at Production Area Authorizations ("PAA") PAA-1, 2 and 3 continued to operate at a reduced pace since implementing our strategic plan in September 2013 to align our operations to a weak uranium market in a challenging post-Fukushima environment. This strategy has included the deferral of major pre-extraction expenditures and remaining in a state of operational readiness in anticipation of a recovery in uranium prices. Our ability to continue generating revenue from the Palangana Mine is subject to a number of factors which include, but are not limited to: (i) a significant, prolonged decrease in the market price of uranium; (ii) difficulty in marketing and/or selling uranium concentrates; (iii) significantly higher than expected capital costs to construct the mine and/or processing plant; (iv) significantly higher than expected extraction costs; (v) significantly lower than expected uranium extraction; (vi) significant delays, reductions or stoppages of uranium extraction activities; and (vii) the introduction of significantly more stringent regulatory laws and regulations. Furthermore, continued mining activities at the Palangana Mine will eventually deplete the Palangana Mine or cause such activities to become uneconomical, and if we are unable to directly acquire or develop existing uranium projects, such as the Burke Hollow and Goliad Projects, into additional uranium mines from which we can commence uranium extraction, it will negatively impact our ability to generate revenues. Any one or more of these occurrences may adversely affect our financial condition and operating results.

Uranium exploration and pre-extraction programs and mining activities are inherently subject to numerous significant risks and uncertainties, and actual results may differ significantly from expectations or anticipated amounts. Furthermore, exploration programs conducted on our uranium projects may not result in the establishment of ore bodies that contain commercially recoverable uranium.

Uranium exploration and pre-extraction programs and mining activities are inherently subject to numerous significant risks and uncertainties, many beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) unusual or unexpected geological formations; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) industrial accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) availability of contractors and labor; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations. These risks and uncertainties could result in: delays, reductions or stoppages in our mining activities; increased capital and/or extraction costs; damage to, or destruction of, our mineral projects, extraction facilities or other properties; personal injuries; environmental damage; monetary losses; and legal claims.

Success in uranium exploration is dependent on many factors, including, without limitation, the experience and capabilities of a company's management, the availability of geological expertise and the availability of sufficient funds to conduct the exploration program. Even if an exploration program is successful and commercially recoverable uranium is established, it may take a number of years from the initial phases of drilling and identification of the mineralization until extraction is possible, during which time the economic feasibility of extraction may change such that the uranium ceases to be economically recoverable. Uranium exploration is frequently non-productive due, for example, to poor exploration results or the inability to establish ore bodies that contain commercially recoverable uranium, in which case the uranium project may be abandoned and written-off. Furthermore, we will not be able to benefit from our exploration efforts and recover the expenditures that we incur on our exploration programs if we do not establish ore bodies that contain commercially recoverable uranium and develop these uranium projects into profitable mining activities, and there is no assurance that we will be successful in doing so for any of our uranium projects.

Whether an ore body contains commercially recoverable uranium depends on many factors including, without limitation: (i) the particular attributes, including material changes to those attributes, of the ore body such as size, grade, recovery rates and proximity to infrastructure; (ii) the market price of uranium, which may be volatile; and (iii) government regulations and regulatory requirements including, without limitation, those relating to environmental protection, permitting and land use, taxes, land tenure and transportation.

We have not established proven or probable reserves through the completion of a "final" or "bankable" feasibility study for any of our uranium projects, including the Palangana Mine. Furthermore, we have no plans to establish proven or probable reserves for any of our uranium projects for which we plan on utilizing ISR mining, such as the Palangana Mine. Since we commenced extraction of mineralized materials from the Palangana Mine without having established proven or probable reserves, it may result in our mining activities at the Palangana Mine, and at any future uranium projects for which proven or probable reserves are not established, being inherently riskier than other mining activities for which proven or probable reserves have been established.

We have established the existence of mineralized materials for certain uranium projects, including the Palangana Mine. We have not established proven or probable reserves, as defined by the SEC under Industry Guide 7, through the completion of a "final" or "bankable" feasibility study for any of our uranium projects, including the Palangana Mine. Furthermore, we have no plans to establish proven or probable reserves for any of our uranium projects for which we plan on utilizing ISR mining, such as the Palangana Mine. Since we commenced uranium extraction at the Palangana Mine without having established proven or probable reserves, there may be greater inherent uncertainty as to whether or not any mineralized material can be economically extracted as originally planned and anticipated. Any mineralized materials established or extracted from the Palangana Mine should not in any way be associated with having established or produced from proven or probable reserves.

Since we are in the Exploration Stage, pre-production expenditures including those related to pre-extraction activities are expensed as incurred, the effects of which may result in our consolidated financial statements not being directly comparable to the financial statements of companies in the Production Stage.

Despite the fact that we commenced uranium extraction at the Palangana Mine in November 2010, we remain in the Exploration Stage as defined under Industry Guide 7, and will continue to remain in the Exploration Stage until such time proven or probable reserves have been established, which may never occur. We prepare our consolidated financial statements in accordance with United States generally accepted accounting principles ("U.S. GAAP") under which acquisition costs of mineral rights are initially capitalized as incurred while pre-production expenditures are expensed as incurred until such time we exit the Exploration Stage. Expenditures relating to exploration activities are expensed as incurred and expenditures relating to pre-extraction activities are expensed as incurred until such time proven or probable reserves are established for that uranium project, after which subsequent expenditures relating to mine development activities for that particular project are capitalized as incurred.

We have neither established nor have any plans to establish proven or probable reserves for our uranium projects for which we plan on utilizing ISR mining, such as the Palangana Mine. Companies in the Production Stage as defined by the SEC under Industry Guide 7, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold. As we are in the Exploration Stage, it has resulted in us reporting larger losses than if we had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to ongoing mill and mine pre-extraction activities. Additionally, there would be no corresponding amortization allocated to our future reporting periods since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if we had been in the Production Stage. Any capitalized costs, such as acquisition costs of mineral rights, are depleted over the estimated extraction life using the straight-line method. As a result, our consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

Estimated costs of future reclamation obligations may be significantly exceeded by actual costs incurred in the future. Furthermore, only a portion of the financial assurance required for the future reclamation obligations have been funded.

We are responsible for certain remediation and decommissioning activities in the future primarily for the Hobson Processing Facility and the Palangana Mine, and have recorded a liability of $3.9 million on our balance sheet at July 31, 2015 to recognize the present value of the estimated costs of such reclamation obligations. Should the actual costs to fulfill these future reclamation obligations materially exceed these estimated costs, it may have an adverse effect on our financial condition and operating results, including not having the financial resources required to fulfill such obligations when required to do so.

During Fiscal 2015, we secured $5.6 million of surety bonds as an alternate source of financial assurance for the estimated costs of the reclamation obligations of the Hobson Processing Facility and the Palangana Mine, of which we have $1.7 million funded and held as restricted cash for collateral purposes as required by the surety. We may be required at any time to fund the remaining $3.9 million or any portion thereof for a number of reasons including, but not limited to, the following: (i) the terms of the surety bonds are amended, such as an increase in collateral requirements; (ii) we are in default with the terms of the surety bonds; (iii) the surety bonds are no longer acceptable as an alternate source of financial assurance by the regulatory authorities; or (iv) the surety encounters financial difficulties. Should any one or more of these events occur in the future we may not have the financial resources to fund the remaining amount or any portion thereof when required to do so.

We do not insure against all of the risks we face in our operations.

In general, where coverage is available and not prohibitively expensive relative to the perceived risk, we will maintain insurance against such risk, subject to exclusions and limitations. We currently maintain insurance against certain risks including securities and general commercial liability claims and certain physical assets used in our operations, subject to exclusions and limitations, however, we do not maintain insurance to cover all of the potential risks and hazards associated with our operations. We may be subject to liability for environmental, pollution or other hazards associated with our exploration, pre-extraction and extraction activities, which we may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of high premiums or other reasons. Furthermore, we cannot provide assurance that any insurance coverage we currently have will continue to be available at reasonable premiums or that such insurance will adequately cover any resulting liability.

Acquisitions that we may make from time to time could have an adverse impact on us.

From time to time we examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with those of our Company. Any acquisitions would be accompanied by risks which could have a material adverse effect on our business. For example: there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. In the event that we choose to raise debt capital to finance any such acquisition, our leverage will be increased. If we choose to use equity as consideration for such acquisition, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The uranium industry is subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

Uranium exploration and pre-extraction programs and mining activities are subject to numerous stringent laws, regulations and standards at the federal, state, and local levels governing permitting, pre-extraction, extraction, exports, taxes, labor standards, occupational health, waste disposal, protection and reclamation of the environment, protection of endangered and protected species, mine safety, hazardous substances and other matters. Our compliance with these requirements requires significant financial and personnel resources.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other applicable jurisdiction, may change or be applied or interpreted in a manner which may also have a material adverse effect on our operations. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency or special interest group, may also have a material adverse effect on our operations.

Uranium exploration and pre-extraction programs and mining activities are subject to stringent environmental protection laws and regulations at the federal, state and local levels. These laws and regulations, which include permitting and reclamation requirements, regulate emissions, water storage and discharges and disposal of hazardous wastes. Uranium mining activities are also subject to laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods. Various permits from governmental and regulatory bodies are required for mining to commence or continue, and no assurance can be provided that required permits will be received in a timely manner.

Our compliance costs including the posting of surety bonds associated with environmental protection laws and regulations and health and safety standards have been significant to date, and are expected to increase in scale and scope as we expand our operations in the future. Furthermore, environmental protection laws and regulations may become more stringent in the future, and compliance with such changes may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

To the best of our knowledge, our operations are in compliance, in all material respects, with all applicable laws, regulations and standards. If we become subject to liability for any violations, we may not be able or may elect not to insure against such risk due to high insurance premiums or other reasons. Where coverage is available and not prohibitively expensive relative to the perceived risk, we will maintain insurance against such risk, subject to exclusions and limitations. However, we cannot provide any assurance that such insurance will continue to be available at reasonable premiums or that such insurance will be adequate to cover any resulting liability.

We may not be able to obtain, maintain or amend rights, authorizations, licenses, permits or consents required for our operations.

Our exploration and mining activities are dependent upon the grant of appropriate rights, authorizations, licences, permits and consents, as well as continuation and amendment of these rights, authorizations, licences, permits and consents already granted, which may be granted for a defined period of time, or may not be granted or may be withdrawn or made subject to limitations. There can be no assurance that all necessary rights, authorizations, licences, permits and consents will be granted to us, or that authorizations, licences, permits and consents already granted will not be withdrawn or made subject to limitations.

Major nuclear incidents may have adverse effects on the nuclear and uranium industries.

The nuclear incident that occurred in Japan in March 2011 had significant and adverse effects on both the nuclear and uranium industries. If another nuclear incident were to occur, it may have further adverse effects for both industries. Public opinion of nuclear power as a source of electricity generation may be adversely affected, which may cause governments of certain countries to further increase regulation for the nuclear industry, reduce or abandon current reliance on nuclear power or reduce or abandon existing plans for nuclear power expansion. Any one of these occurrences has the potential to reduce current and/or future demand for nuclear power, resulting in lower demand for uranium and lower market prices for uranium, adversely affecting the Company's operations and prospects. Furthermore, the growth of the nuclear and uranium industries is dependent on continuing and growing public support of nuclear power as a viable source of electricity generation.

The marketability of uranium concentrates will be affected by numerous factors beyond our control which may result in our inability to receive an adequate return on our invested capital.

The marketability of uranium concentrates extracted by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, fluctuations in the market price of uranium, governmental regulations, land tenure and use, regulations concerning the importing and exporting of uranium and environmental protection regulations. The future effects of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to receive an adequate return on our invested capital.

The uranium industry is highly competitive and we may not be successful in acquiring additional projects.

The uranium industry is highly competitive, and our competition includes larger, more established companies with longer operating histories that not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. Due to their greater financial and technical resources, we may not be able to acquire additional uranium projects in a competitive bidding process involving such companies. Additionally, these larger companies have greater resources to continue with their operations during periods of depressed market conditions.

We hold mineral rights in foreign jurisdictions which could be subject to additional risks due to political, taxation, economic and cultural factors.

We hold certain mineral rights located in Paraguay through the acquisition of Piedra Rica Mining S.A. and Transandes Paraguay S.A., both companies incorporated in Paraguay. Operations in foreign jurisdictions outside of the United States and Canada, especially in developing countries, may be subject to additional risks as they may have different political, regulatory, taxation, economic and cultural environments that may adversely affect the value or continued viability of our rights. These additional risks include, but are not limited to: (i) changes in governments or senior government officials; (ii) changes to existing laws or policies on foreign investments, environmental protection, mining and ownership of mineral interests; (iii) renegotiation, cancellation, expropriation and nationalization of existing permits or contracts; (iv) foreign currency controls and fluctuations; and (v) civil disturbances, terrorism and war.

In the event of a dispute arising at our foreign operations in Paraguay, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts in the United States or Canada. We may also be hindered or prevented from enforcing our rights with respect to a government entity or instrumentality because of the doctrine of sovereign immunity. Any adverse or arbitrary decision of a foreign court may have a material and adverse impact on our business, prospects, financial condition and results of operations.

The title to our mineral property interests may be challenged.

Although we have taken reasonable measures to ensure proper title to our interests in mineral properties and other assets, there is no guarantee that the title to any of such interests will not be challenged. No assurance can be given that we will be able to secure the grant or the renewal of existing mineral rights and tenures on terms satisfactory to us, or that governments in the jurisdictions in which we operate will not revoke or significantly alter such rights or tenures or that such rights or tenures will not be challenged or impugned by third parties, including local governments, aboriginal peoples or other claimants. Our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. A successful challenge to the precise area and location of our claims could result in us being unable to operate on our properties as permitted or being unable to enforce our rights with respect to our properties.

Due to the nature of our business, we may be subject to legal proceedings which may divert management's time and attention from our business and result in substantial damage awards.

Due to the nature of our business, we may be subject to numerous regulatory investigations, securities claims, civil claims, lawsuits and other proceedings in the ordinary course of our business including those described under Item 3. Legal Proceedings in our Annual Report on Form 10-K for our fiscal year ended July 31, 2015. The outcome of these lawsuits is uncertain and subject to inherent uncertainties, and the actual costs to be incurred will depend upon many unknown factors. We may be forced to expend significant resources in the defense of these suits, and we may not prevail. Defending against these and other lawsuits in the future may not only require us to incur significant legal fees and expenses, but may become time-consuming for us and detract from our ability to fully focus our internal resources on our business activities. The results of any legal proceeding cannot be predicted with certainty due to the uncertainty inherent in litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business, financial position or operating results.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success is dependent on the efforts, abilities and continued service of certain senior officers and key employees and consultants. A number of our key employees and consultants have significant experience in the uranium industry. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire a suitable replacement.

Certain directors and officers may be subject to conflicts of interest.

The majority of our directors and officers are involved in other business ventures including similar capacities with other private or publicly-traded companies. Such individuals may have significant responsibilities to these other business ventures, including consulting relationships, which may require significant amounts of their available time. Conflicts of interest may include decisions on how much time to devote to our business affairs and what business opportunities should be presented to us. Our Code of Business Conduct for Directors, Officers and Employees provides for guidance on conflicts of interest.

The laws of the State of Nevada and our Articles of Incorporation may protect our directors and officers from certain types of lawsuits.

The laws of the State of Nevada provide that our directors and officers will not be liable to the Company or its stockholders for monetary damages for all but certain types of conduct as directors and officers of the Company. Our Bylaws provide for broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. These indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, and may have the effect of preventing stockholders from recovering damages against our directors and officers caused by their negligence, poor judgment or other circumstances.

Several of our directors and officers are residents outside of the United States, and it may be difficult for stockholders to enforce within the United States any judgments obtained against such directors or officers.

Several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process on such directors and officers, or enforce within the United States any judgments obtained against such directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, stockholders may be effectively prevented from pursuing remedies against such directors and officers under United States federal securities laws. In addition, stockholders may not be able to commence an action in a Canadian court predicated upon the civil liability provisions under United States federal securities laws. The foregoing risks also apply to those experts identified in this document that are not residents of the United States.

Disclosure controls and procedures and internal control over financial reporting, no matter how well designed and operated, are designed to obtain reasonable, and not absolute, assurance as to its reliability and effectiveness.

Management's evaluation on the effectiveness of disclosure controls and procedures is designed to ensure that information required for disclosure in our public filings is recorded, processed, summarized and reported on a timely basis to our senior management, as appropriate, to allow timely decisions regarding required disclosure. Management's report on internal control over financial reporting is designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported. However, any system of controls, no matter how well designed and operated, is based in part upon certain assumptions designed to obtain reasonable, and not absolute, assurance as to its reliability and effectiveness. Any failure to maintain effective disclosure controls and procedures in the future may result in our inability to continue meeting our reporting obligations in a timely manner, qualified audit opinions or restatements of our financial reports, any one of which may affect the market price for our common stock and our ability to access the capital markets.

Risks Related to Our Common Stock

Historically, the market price of our common stock has been and may continue to fluctuate significantly.

On September 28, 2007, our common stock commenced trading on the NYSE MKT (formerly known as the American Stock Exchange and the NYSE Amex Equities Exchange) and prior to that, traded on the OTC Bulletin Board.

The global markets have experienced significant and increased volatility in the past, and have been impacted by the effects of mass sub-prime mortgage defaults and liquidity problems of the asset-backed commercial paper market, resulting in a number of large financial institutions requiring government bailouts or filing for bankruptcy. The effects of these past events and any similar events in the future may continue to or further affect the global markets, which may directly affect the market price of our common stock and our accessibility for additional financing. Although this volatility may be unrelated to specific company performance, it can have an adverse effect on the market price of our shares which, historically, has fluctuated significantly and may continue to do so in the future.

In addition to the volatility associated with general economic trends and market conditions, the market price of our common stock could decline significantly due to the impact of any one or more events, including, but not limited to, the following: (i) volatility in the uranium market; (ii) the occurrence of a major nuclear incident such as the events in Fukushima in March 2011; (iii) changes in the outlook for the nuclear power and uranium industries; (iv) the failure to meet market expectations on our exploration, pre-extraction or extraction activities, including abandonment of key uranium projects; (v) sales of a large number of our shares held by certain stockholders including institutions and insiders; (vi) downward revisions to previous estimates on us by analysts; (vii) removal from market indices; (viii) legal claims brought forth against us; and (ix) introduction of technological innovations by competitors or in competing technologies.

A prolonged decline in the market price of our common stock could affect our ability to obtain additional financing which would adversely affect our operations.

Historically, we have relied on equity financing and more recently, on debt financing, as primary sources of financing. A prolonged decline in the market price of our common stock or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

Additional issuances of our common stock may result in significant dilution to our existing shareholders and reduce the market value of their investment.

We are authorized to issue 750,000,000 shares of common stock of which 99,196,704 shares were issued and outstanding as of November 10, 2015. Future issuances for financings, mergers and acquisitions, exercise of stock options and share purchase warrants and for other reasons may result in significant dilution to and be issued at prices substantially below the price paid for our shares held by our existing stockholders. Significant dilution would reduce the proportionate ownership and voting power held by our existing stockholders, and may result in a decrease in the market price of our shares.

We filed a Form S-3 "Shelf" registration statement, which was declared effective on January 10, 2014. This Shelf registration statement provides for the public offer and sale of certain securities of the Company from time to time, at our discretion, up to an aggregate offering amount of $100 million, of which a total of $16.7 million has been utilized through public offerings as of July 31, 2015.

We are subject to the Continued Listing Criteria of the NYSE MKT and our failure to satisfy these criteria may result in delisting of our common stock.

Our common stock is currently listed on the NYSE MKT. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders' equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE MKT may delist the securities of any issuer: (i) if, in its opinion, the issuer's financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE MKT inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE MKT's listing requirements; (v) if an issuer's common stock sells at what the NYSE MKT considers a "low selling price" and the issuer fails to correct this via a reverse split of shares after notification by the NYSE MKT; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE MKT, in its opinion, inadvisable.

If the NYSE MKT delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact. These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995 and similar Canadian securities laws.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements. Accordingly, forward-looking statements in this prospectus or in any documents incorporated by reference into this prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect. Forward-looking statements may be identifiable by terminology concerning the future, such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "goal", "likely", "may", "might", "outlook", "plan", "predict", "potential", "project", "should", "schedule", "strategy", "target", "will" or "would", and similar expressions or variations thereof including the negative use of such terminology. Examples in this prospectus or in any documents incorporated by reference into this prospectus include, but are not limited to, such forward-looking statements reflecting or pertaining to:

  our overall strategy, objectives, plans and expectations for Fiscal 2016 and beyond;

  our expectations for worldwide nuclear power generation and future uranium supply and demand, including long-term market prices for U3O8;

  our belief and expectations of ISR mining for our uranium projects, where applicable;

  our estimation of mineralized materials, which are based on certain estimates and assumptions, and the economics of future production for our uranium projects including the Palangana Mine;

  our plans and expectations including anticipated expenditures relating to exploration, pre-extraction, extraction and reclamation activities for our uranium projects including the Palangana Mine;

  our ability to obtain, maintain and amend, within a reasonable period of time, required rights, permits and licenses from landowners, governments and regulatory authorities;

  our ability to obtain adequate additional financing including access to the equity and credit markets;

  our ability to remain in compliance with the terms of our indebtedness; and

  our belief and expectations including the possible impact of any legal proceedings or regulatory actions against the Company.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this prospectus or the date of any documents incorporated by reference into this prospectus, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws. Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties. As discussed in more detail under "Risk Factors" in this prospectus, we have identified a number of material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this prospectus, including but not limited to the following:

  our limited financial and operating history;

  our need for additional financing;

  our ability to service our indebtedness;

  our limited uranium extraction and sales history;

  our operations are inherently subject to numerous significant risks and uncertainties, of which many are beyond our control;

  our exploration activities on our mineral properties may not result in commercially recoverable quantities of uranium;

  limits to our insurance coverage;

  the level of government regulation, including environmental regulation;

  changes in governmental regulation and administrative practices;

  nuclear incidents;

  the marketability of uranium concentrates;

  the competitive environment in which we operate;

  our dependence on key personnel; and

  conflicts of interest of our directors and officers.

Any one of the foregoing material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Furthermore, there is no assurance that we will be successful in preventing the material adverse effects that any one or more of these material risks and uncertainties may cause on our business, prospects, financial condition and operating results, or that the foregoing list represents a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any of the 752,320 previously-issued shares of common stock by the Selling Securityholders pursuant to this prospectus.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders may sell all or a portion of the shares of common stock beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on the NYSE MKT, any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below are offering, from time to time, up to an aggregate of 752,320 shares of common stock under this prospectus, issued by the Company as of August 14, 2015.

These shares were issued to the Selling Shareholders as described below.

On March 13, 2014, we entered into the Amended Credit Facility by and among the Company, certain of the Company's U.S. subsidiaries; specifically, South Texas Mining Venture L.L.P., URN Texas GP, LLC and URN South Texas Project, Ltd., as guarantors; Sprott Resource Lending Partnership, as agent, and Sprott Resource Lending Partnership, Resource Income Partners Limited Partnership and CEF (Capital Markets) Limited, as lenders (collectively, the "Lenders"), whereby the parties made certain amendments (collectively, the "Amendments") to a $20,000,000 senior secured credit facility (the "Credit Facility") made available to the Company on and subject to the terms and conditions of a Credit Agreement dated July 30, 2013 among the parties.

Under the Credit Facility the Company received initial funding in the amount of $10,000,000 on July 30, 2013 (the "Initial Advance") and has drawn down a further $10,000,000 pursuant to a second and third advance in accordance with the terms of the Amended Credit Facility, bringing the total principal amount outstanding under the Credit Facility to $20,000,000.

The Amendments included, among other things:(i) an extension to the maturity date of the Credit Facility by two years (the "Credit Facility Extension") until July 31, 2017, (ii) a deferral of the monthly principal payments commencement date by two years until July 31, 2016; and (iii) an extension of the exercise period under the 2,600,000 common stock purchase warrants issued to the Lenders, on a pro rata basis, in connection with the Initial Advance by two years until July 30, 2018.

In connection with the Credit Facility Extension, as of March 13, 2014, the Company issued to the Lenders, on a pro rata basis, an aggregate of 100,000 restricted common shares of the Company as an extension fee.

In addition, and in consideration of the Lenders making the Initial Advance available to the Company pursuant to the terms of the Amended Credit Facility, as of July 30, 2014, the Company issued to the Lenders (and to Earlston Investments Corp., as the assignee of Sprott Resource Lending Partnership), on a pro rata basis, an aggregate of 99,755 restricted common shares of the Company. Pursuant to the terms of the Amended Credit Facility, on the first anniversary of the Initial Advance closing date (such anniversary being July 30, 2014), unless the Company had fully repaid the Credit Facility by such date, the Company was required to remit a non-refundable fee equal to $150,000, payable at the majority Lenders' option in cash or in common shares of the Company determined on the basis of a price per common share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Company's common shares as they traded on the NYSE MKT immediately prior to such date. As of July 30, 2014, the Company had not repaid the Credit Facility, and the majority Lender opted to be paid in common shares. Based on the 10% discount to the five-trading day volume-weighted average closing price of the Company's common shares immediately prior to July 30, 2014, the Company issued 99,755 restricted common shares to the Lenders and Earlston Investments Corp.

In addition, and in consideration of the Lenders making the second and third advance available to the Company pursuant to the terms of the Amended Credit Facility, on August 14, 2015, the Company issued to the Lenders (and to Earlston Investments Corp., as the assignee of Sprott Resource Lending Partnership), on a pro rata basis, an aggregate of 752,320 restricted common shares of the Company. Pursuant to the terms of the Amended Credit Facility, on August 1, 2015, unless the Company had fully repaid the Credit Facility by such date, the Company was required to remit a bonus equal to 4.5% of the outstanding principal balance of the Credit Facility (if any) at the close of business the immediately preceding business day, payable in the form of such number of common shares of the Company determined on the basis of a price per common share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Company's common shares as they traded on the NYSE MKT immediately prior to August 1, 2015. As of August 1, 2015, the Company had not repaid the Credit Facility. Based on the 10% discount to the five-trading day volume-weighted average closing price of the Company's common shares immediately prior to August 1, 2015, the Company issued 752,320 restricted common shares to the Lenders and Earlston Investments Corp.

We agreed to file the registration statement of which this prospectus forms a part with the SEC in accordance with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), in order to register such 752,320 shares of common stock for resale by the Selling Securityholders.

The securities issued with respect to the Credit Agreement were issued in reliance on Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance on Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to institutional investors that qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

The following table sets forth information as of November 10, 2015 regarding the ownership of the shares of common stock to be sold by the Selling Securityholders. The number of shares indicated for each Selling Securityholder.

Information with respect to "Number of shares owned prior to this offering" includes shares issuable upon exercise of warrants held by the Selling Securityholders and other shares held of record by the Selling Securityholders. The "Number of shares being offered" consists of the 752,320 shares which may be resold by the Selling Securityholders pursuant to this prospectus.

Information with respect to "Number of shares to be owned upon completion of this offering" assumes the sale of all of the shares being offered by this prospectus and no other purchases or sales of our common stock by the Selling Securityholders.

Except as described below and to our knowledge, the named Selling Securityholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock described below, none of the Selling Securityholders had or have any material relationship with us. The Selling Securityholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the common stock held by them since the date as of which information is presented below.

Name of Selling Securityholder	Number of shares owned prior to this offering(1)	Number of shares being offered(2)	Number of shares to be owned upon completion of this offering(3)	Percent owned upon completion of this offering(3)(4)
CEF (Capital Markets) Limited(5)	2,073,196(6)	376,160	1,697,036	1.7%
Sprott Resource Lending Partnership(7)	928,119(8)	131,656	796,463	Less than 1%
Resource Income Partners Limited Partnership(9)	1,036,598(10)	188,080	848,518	Less than 1%
Earlston Investments Corp. (11)	108,480(12)	56,424	52,056	Less than 1%
Total	4,146,393	752,320	3,394,073	3.3%

Notes:

(1)     Beneficial ownership calculation under Rule 13d-3 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)     The "Number of shares being offered" for each Selling Securityholder consists of the shares which are being registered pursuant to the registration statement of which this prospectus forms a part, that is, 752,320 shares of common stock.

(3)     Assumes that the Selling Securityholders sell all of the shares which are being registered under the registration statement of which this prospectus forms a part.

(4)     Based on 99,196,704 shares of our common stock issued and outstanding as of November 10, 2015.

(5)     CEF (Capital Markets) Limited is a wholly owned subsidiary of CEF Holdings. Warren Gilman, Chairman and Chief Executive Officer of CEF Holdings, has discretionary voting and investment authority over these shares.

(6)     This figure consists of 773,196 shares of common stock and 1,300,000 shares of common stock issuable upon exercise of warrants.

(7)      Narinder Nagra, President and Chief Operating Officer of Sprott Resource Lending Partnership, has discretionary voting and investment authority over these shares.

(8)     This figure consists of 278,119 shares of common stock and 650,000 shares of common stock issuable upon exercise of warrants.

(9)     Arthur Richards Rule, President of Resource Capital Investment Corp. ("RCIC", which is the corporate general partner of Resource Income Partners Limited Partnership), and Gretchen Carter, Chief Financial Officer of RCIC, have discretionary voting and investment authority over these shares.

(10)     This figure consists of 386,598 shares of common stock and 650,000 shares of common stock issuable upon exercise of warrants.

(11)     Michael Atkinson, Director of Earlston Investments Corp., has discretionary voting and investment authority over these shares.

(12)     This figure consists of 108,480 shares of common stock only.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Securityholders may offer and sell the shares covered by this prospectus at various times. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The Selling Securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on the NYSE MKT, any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

    a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

    ordinary brokerage transactions in which the broker solicits purchasers;

    through options, swaps or derivatives;

    privately negotiated transactions; or

    in a combination of any of the above methods.

The Selling Securityholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Securityholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Securityholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Securityholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Securityholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our Selling Securityholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Securityholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The Selling Securityholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 750,000,000 shares of common stock with a par value of $0.001 per share. As of November 10, 2015, there were 99,196,704 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

McMillan LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The consolidated financial statements for the years ended July 31, 2015 and 2014 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, Chartered Professional Accountants ("Ernst & Young"), an independent registered public accounting firm, as stated in their reports dated October 13, 2015. The reports of Ernst & Young, which are incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended July 31, 2015, and the consolidated financial statements for the year ended July 31, 2015, have been so incorporated in reliance upon such reports given upon on the authority of such firm as an expert in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

(a)     our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 that we filed with the SEC on October 14, 2015;

(b)     our Current Reports on Form 8-K that we filed with the SEC on October 20, 2015 and November 2, 2015; and

(c)     the description of our common stock contained in the registration statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company's Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company's authorized share capital to 750,000,000 shares of common stock.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of the offering shall be deemed to be incorporated by reference into the prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Uranium Energy Corp., 1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada, V6E 2J3; telephone number (604) 682-9775.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C., U.S.A., 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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URANIUM ENERGY CORP.

752,320 Shares of Common Stock

PROSPECTUS

November 10, 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee:	$84.09
Accounting fees and expenses:	$10,000
Legal fees and expenses:	$25,000
Transfer agent and registrar fees:	$2,000
Miscellaneous:	$1,000
Total:	$38,084.09

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Securityholders. The Selling Securityholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Securityholders to broker-dealers in connection with the sale of their shares.

Item 15. Indemnification of Officers and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS"), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

(a)     a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)     a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)     to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)     by our stockholders;

(b)     by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)     if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d)     if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)     by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our Company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits
Exhibit Number	Description of Exhibit
5.1	Opinion of McMillan LLP, with consent to use, regarding the legality of the securities being registered(1)
23.1	Consent of McMillan LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young, LLP(1)
24.1	Power of Attorney (included on signature pages to the registration statement)

(1)     Filed herewith.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(i)     to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(3)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(ii)     that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 10th day of November, 2015.

URANIUM ENERGY CORP.

By: /s/ Amir Adnani

Amir Adnani
President, Chief Executive Officer (Principal Executive
Officer) and a director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Adnani as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Amir Adnani Amir Adnani	President, Chief Executive Officer (Principal Executive Officer) and a director	November 10, 2015
/s/ Pat Obara Pat Obara	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2015
/s/ Spencer Abraham Spencer Abraham	Executive Chairman and a director	November 10, 2015
/s/ Ivan Obolensky Ivan Obolensky	Director	November 10, 2015
/s/ Vincent Della Volpe Vincent Della Volpe	Director	November 10, 2015
/s/ David Kong David Kong	Director	November 10, 2015
/s/ Ganpat Mani Ganpat Mani	Director	November 10, 2015

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